Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254191

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 29, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated March 12, 2021)

Capital One Financial Corporation

Depositary Shares Each Representing a 1/40th

Interest in a Share of Fixed Rate Non-Cumulative

Perpetual Preferred Stock, Series L

We are offering                  of our depositary shares each representing a 1/40th ownership interest in a share of our fixed rate non-cumulative perpetual preferred stock, Series L (the “Preferred Stock”), with a liquidation preference of $25 per depositary share (equivalent to $1,000 per share of Preferred Stock). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.

We will pay dividends on the Preferred Stock, when, as, and if declared to the extent that we have lawfully available funds to pay dividends. Dividends will accrue and be payable from the date of issuance at a rate of                % per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2021. Upon payment of any dividends on the Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Preferred Stock will not be cumulative. If for any reason our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock for any dividend period, such dividend will not accrue or be payable, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period. Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

We may redeem the Preferred Stock at our option, subject to regulatory approval, (1) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2026, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. If we redeem the Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares.

Application will be made to list the depositary shares on the New York Stock Exchange (the “NYSE”) under the symbol “COFPRL.” Trading of the depositary shares is expected to commence within the 30-day period following the original issue date of the depositary shares. Our common stock is listed on the NYSE under the symbol “COF.”

The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock—Voting Rights” beginning on page S-21.

We have granted the underwriters an option to purchase up to an additional                depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discount and commission, solely to cover over-allotments, if any.

Investing in our depositary shares involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement. Neither the depositary shares nor the Preferred Stock are investment grade rated by certain rating agencies and therefore remain subject to the risks associated with non-investment grade securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Preferred Stock are a savings account, deposit or other obligation of a bank and neither are insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

	Public Offering Price	Underwriting Discount and Commission(1)	Proceeds to Capital One (Before Expenses)(2)
Per depositary share	$	$	$
Total	$	$	$

(1)

Reflects                 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $                 per depositary share, and                 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $                 per depositary share.

(2)	Assumes no exercise of the underwriters’ over-allotment option described above.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear System and Clearstream Banking, S.A., on or about                 , 2021, which is the                  business day following the date of the pricing of the depositary shares. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required by virtue of the fact that the depositary shares initially will settle in                  business days to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Morgan Stanley	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is                  , 2021.

Prospectus

We have not, and the underwriters have not, authorized any other person to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any) and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the depositary shares and the Preferred Stock in two separate documents: (1) this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), which describes the specific terms of the depositary shares and the Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the depositary shares and the Preferred Stock that are being offered by this prospectus supplement. If information in this prospectus supplement or any related free writing prospectus, if any, is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement and such related free writing prospectus, if any.

It is important for you to read and consider all of the information contained in this prospectus supplement and any related free writing prospectus, if any, and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” beginning on page S-44 of this prospectus supplement and page 4 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “issuer,” “we,” “our,” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include those that discuss, among other things, strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, capital measures, capital allocation plans, accruals for claims in litigation and for other claims against us; earnings per share, efficiency ratio, operating efficiency ratio or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•

the impact of the COVID-19 pandemic and related public health measures on our business, financial condition and results of operations, including the increased estimation and forecast uncertainty as a result of the pandemic on our estimates of lifetime expected credit losses in our loan portfolios required in computing our allowance for credit losses;

•

general economic and business conditions in our local markets, including conditions affecting employment levels, interest rates, tariffs, collateral values, consumer income, creditworthiness and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity;

•

an increase or decrease in credit losses, or increased delinquencies, including increases due to a worsening of general economic conditions in the credit environment, and the impact of inaccurate estimates or inadequate reserves;

•	compliance with new and existing laws, regulations and regulatory expectations, including the implementation of a regulatory reform agenda;

•	our ability to manage adequate capital or liquidity levels, which could have a negative impact on our financial results and our ability to return capital to our stockholders;

•	the extensive use, reliability, disruption and accuracy of the models and data we rely on;

•

increased costs, reductions in revenue, reputational damage, legal liability and business disruptions that can result from data protection or privacy incidents or the theft, loss or misuse of information, including as a result of a cyber-attack;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	the amount and rate of deposit growth and changes in deposit costs;

•	our ability to execute on our strategic and operational plans;

•	our response to competitive pressures;

S-iii

•

our business, financial condition and results of operations may be adversely affected by merchants’ increasing focus on the fees charged by credit card networks and by legislation and regulation impacting such fees;

•	our success in integrating acquired businesses and loan portfolios, and our ability to realize anticipated benefits from announced transactions and strategic partnerships;

•	our ability to maintain a compliance, operational, technology and organizational infrastructure suitable for the nature of our business;

•	the success of our marketing efforts in attracting and retaining customers;

•	our risk management strategies;

•	changes in the reputation of, or expectations regarding, the financial services industry or us with respect to practices, products or financial condition;

•

increases or decreases in interest rates and uncertainty with respect to the interest rate environment, including the possibility of a prolonged low-interest rate environment or of negative interest rates;

•	uncertainty regarding, and transition away from, the London Interbank Offering Rate;

•	our ability to attract, retain and motivate skilled employees;

•	our assumptions or estimates in our financial statements;

•	limitations on our ability to receive dividends from our subsidiaries;

•	the soundness of other financial institutions and other third parties; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

We expect that the effects of the COVID-19 pandemic will heighten the risks associated with many of these factors.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

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SUMMARY

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the depositary shares, the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the depositary shares and the Preferred Stock as well as other considerations that are important to you in making a decision about whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in the depositary shares is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the depositary shares and the Preferred Stock, you should read the section entitled “Description of Preferred Stock” beginning on page S-16 and the section entitled “Description of Depositary Shares” beginning on page S-24 of this prospectus supplement as well as the section entitled “Description of Preferred Stock” beginning on page 18 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Capital One

Capital One Financial Corporation, a Delaware corporation established in 1994 and headquartered in McLean, Virginia, is a diversified financial services holding company with banking and non-banking subsidiaries. Capital One Financial Corporation and its subsidiaries offer a broad array of financial products and services to consumers, small businesses and commercial clients through digital channels, branches, Cafés and other distribution channels. As of December 31, 2020, our principal subsidiaries included Capital One Bank (USA), National Association (“COBNA”), which offers credit and debit card products, other lending products and deposit products, and Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients. For more information on Capital One, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000).

The Offering

Issuer	Capital One Financial Corporation

Securities Offered	depositary shares ( depositary shares if the underwriters exercise their over-allotment option in full), each representing a 1/40th ownership interest in a share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series L, $0.01 par value (the “Preferred Stock”), with a liquidation preference of $25 per depositary share (equivalent to $1,000 per share of Preferred Stock) of Capital One. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including with respect to dividends, voting, redemption and liquidation rights). We reserve the right to re-open this series of preferred stock and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Preferred Stock.

Over-allotment Option	We have granted the underwriters an option to purchase up to an additional depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discount and commission, solely to cover over-allotments, if any.

Dividends	We will pay dividends on the Preferred Stock, when, as, and if declared by our Board of Directors or a duly authorized committee of the Board of Directors. Dividends will accrue and be payable from the date of issuance at a rate of % per annum, payable quarterly, in arrears. See also “—Dividend Payment Dates” on page S-6. Upon payment of any dividends on the Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends on the Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Preferred Stock for any future dividend period.

Capital One’s ability to pay dividends on the Preferred Stock depends on the ability of COBNA and CONA to pay dividends to Capital One. The ability of Capital One, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Office of the Comptroller of the Currency (the “OCC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

While the Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside:

• no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

• a dividend payable solely in junior stock, or

• any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•   no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), other than:

• as a result of a reclassification of junior stock for or into other junior stock;

• the exchange or conversion of one share of junior stock for or into another share of junior stock;

• through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;
• purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•  purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

• the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;

• purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making;

• stabilization or customer facilitation transactions in junior stock in the ordinary course of business;

• purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

•  the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•   no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly(nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), during a dividend period, other than:

• pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any;
• as a result of a reclassification of parity stock for or into other parity stock;

• the exchange or conversion of parity stock for or into other parity stock or junior stock;

• through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock;

•  purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

• the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;

•  purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business;

• purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

•  the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

We will not declare or pay or set apart funds for the payment of dividends on any parity stock, if any, unless we have paid or set apart funds for the payment of dividends on the Preferred Stock.

When dividends are not paid in full upon the shares of Preferred Stock and parity stock, if any, all dividends declared upon shares of Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines. See “Description of Preferred Stock— Dividends” beginning on page S-16.

Dividend Payment Dates	Dividends on the Preferred Stock will be payable when, as, and if declared by our Board of Directors or a duly authorized committee of our Board of Directors, quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2021 (each a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Redemption	The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2026, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital regulations and guidelines of the Federal Reserve applicable to redemption of the Preferred Stock. Neither the holders of the Preferred Stock nor the holders of the related depositary shares will have the right to require redemption.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock.

Distributions will be made only to the extent of Capital One’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution, if any.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock and in the case of certain dividend non-payments. See “Description of Preferred Stock—Voting Rights” beginning on page S-21. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Preferred Stock” beginning on page S-25.

Ranking	Shares of the Preferred Stock will rank senior to our common stock, and at least equally with each other series of our preferred stock, if any, we have issued or may issue if provided for in the certificate of designations relating to such preferred stock or otherwise (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up; we refer to such other series of preferred stock as “parity stock.” See “Description of Preferred Stock—Other Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims.

No Maturity	The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	None.

Listing	Application will be made to list the depositary shares on the NYSE under the symbol “COFPRL.” Trading of the depositary shares on the NYSE is expected to commence within the 30-day period following the original issue date of the depositary shares.

Tax Consequences	For a discussion of the material U.S. federal income tax consequences relating to the Preferred Stock and the depositary shares, see the section entitled “Material United States Federal Income Tax Consequences ” beginning on page S-29 in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and commission and offering expenses payable by us, will be approximately $ ($ if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, which may include outstanding shares of our preferred stock, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Please refer to the section entitled “Risk Factors” beginning on page S-9 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our depositary shares.

Depositary Agent, Transfer Agent & Registrar	Computershare Trust Company, N.A will be the depositary, and, collectively with Computershare Inc., will be the transfer agent and registrar for the Preferred Stock.

RISK FACTORS

Investing in the depositary shares involves risks, including the risks described below that are specific to the depositary shares and the Preferred Stock and those that could affect us and our business. You should not purchase shares of our depositary shares unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any depositary shares, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC.

You are making an investment decision about both the depositary shares and the Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

The Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness, and our ability to pay dividends on the Preferred Stock may be limited by regulatory policies and requirements.

The shares of Preferred Stock will be equity interests in Capital One and will not constitute indebtedness. This means that the depositary shares, which represent fractional interests in the shares of Preferred Stock, will rank junior to all existing and future indebtedness and other non-equity claims on Capital One with respect to assets available to satisfy claims on Capital One, including claims in the event of our liquidation. As of March 31, 2021, Capital One’s total liabilities, including deposits, securitized debt obligations and other debt, were approximately $364.0 billion, and we may incur additional indebtedness in the future. Capital One’s existing and future indebtedness may restrict payment of dividends on the Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends will be payable only if declared by our Board of Directors or a duly authorized committee of the Board of Directors, (2) dividends will not accumulate if they are not declared and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. Also, as a bank holding company, our ability to declare and pay dividends and redeem the Preferred Stock is subject to various regulatory policies and requirements relating to capital actions. In particular, the Dodd-Frank Act, as amended by the Economic Growth, Regulatory Relief and Consumer Protection Act of 2018, requires federal banking agencies to establish stringent risk-based capital guidelines and leverage limits applicable to banks and bank holding companies, with more stringent requirements for those institutions with consolidated assets equal to or greater than $250 billion.

The Federal Reserve, the OCC and the FDIC have promulgated a series of final rules that implement these Dodd-Frank requirements and the capital requirements published by the Basel Committee on Banking Supervision, known as Basel III. These rules set forth the criteria for qualifying additional Tier 1 capital instruments consistent with Basel III, including the requirement that any dividends on such instruments only be paid out of the banking organization’s net income, retained earnings and surplus related to other additional Tier 1 capital instruments.

In addition, in March 2020, the Federal Reserve issued a final rule to implement the stress capital buffer requirement. The stress capital buffer requirement is institution-specific and replaces the fixed 2.5% capital conservation buffer for bank holding companies. Pursuant to the final rule, the Federal Reserve will use the results of its supervisory stress test to determine the size of a bank holding company’s stress capital buffer requirement. In particular, our stress capital buffer requirement will equal, subject to a floor of 2.5%, the sum of (i) the difference between our starting common equity Tier 1 capital ratio and lowest projected common equity Tier 1 capital ratio under the severely adverse scenario of the Federal Reserve’s supervisory stress test plus (ii) the ratio of our projected four quarters of common stock dividends (for the fourth to seventh quarters of the planning horizon) to the projected risk-weighted assets for the quarter in which our projected common equity Tier 1 capital ratio reaches its minimum under the supervisory stress test. Our stress capital buffer requirement is 5.6% for the period from October 1, 2020 through September 30, 2021, at which point a revised stress capital buffer requirement will be applicable to us based on our 2021 stress testing results. When combined with our minimum capital requirements, our common equity Tier 1, Tier 1 capital and total capital ratio requirements under the stress capital buffer framework are 10.1%, 11.6% and 13.6%, respectively, for the period from October 1, 2020 through September 30, 2021. A breach of the stress capital buffer will result in graduated limitations on capital distributions, and in such event, payment of dividends on our Preferred Stock and redemption of our Preferred Stock may be impacted.

In 2020, in light of the COVID-19 pandemic, the Federal Reserve introduced measures to ensure that large bank holding companies maintained a high level of capital resilience. Specifically, the Federal Reserve required certain large bank holding companies, including us, to suspend share repurchases and cap common stock dividends. The Federal Reserve extended some of these restrictions to the first quarter of 2021, with certain modifications such as permitting participating bank holding companies to resume share repurchases while limiting the aggregate amount of common stock dividend payments and share repurchases to an amount based on the average net income earned in the preceding four calendar quarters. On March 25, 2021, the Federal Reserve further extended these temporary capital distribution restrictions through the second quarter of 2021. These temporary capital distribution restrictions will end on June 30, 2021 for participating bank holding companies whose capital levels are above the minimum capital requirements in the Federal Reserve’s 2021 supervisory stress test. Although these restrictions do not apply to the payment of preferred stock dividends, it is possible that the Federal Reserve could impose similar restrictions on the payment of preferred stock dividends in the future. The above or any future rules, regulations or capital distribution constraints could adversely affect our ability to pay dividends on the Preferred Stock and your ability to receive distributions on the depositary shares.

Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act. The Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of Preferred Stock—Voting Rights” beginning on page S-21 of this prospectus supplement.

The Preferred Stock may be junior in rights and preferences to our future preferred stock, including senior stock authorized and issued without your consent.

The Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Preferred Stock. It is possible that we may authorize and issue such shares without your vote or consent, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock is required to authorize or issue any shares of senior stock as described under “Description of Preferred Stock—Voting Rights.” In addition, the terms of any of our future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock, except for dividends payable solely in shares of the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of the Board of Directors declares a dividend on the Preferred Stock for any future dividend period.

Additionally, when dividends are not paid in full upon the Preferred Stock and parity stock, if any, all dividends declared upon the Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Stock.

Credit ratings may not reflect all risks associated with an investment in the Preferred Stock and the depositary shares.

Credit rating agencies rate our Preferred Stock and our depositary shares on factors that include our results or operations, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing Capital One on a watch list for possible future downgrading. Downgrading the credit rating of our depositary shares or placing Capital One on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the depositary shares offered hereby.

Neither the Preferred Stock nor the depositary shares will initially be rated investment grade by certain rating agencies, and there can be no assurance that the rating of either will become investment grade in the future or otherwise be upgraded by those agencies or otherwise. Further, the depositary shares may be subject to a higher risk of price volatility than similar, higher-rated securities.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.

The Preferred Stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve and the satisfaction of any applicable conditions set forth in the capital regulations and guidelines of the Federal Reserve, at our option, we may redeem the Preferred Stock at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event,” such as a proposed change in law or regulation after the initial issuance date that would preclude the Preferred Stock from qualifying as an additional Tier 1 capital instrument. We may also redeem the Preferred Stock at our option, either in whole or in part, on any dividend payment date on or after September 1, 2026, subject to the approval of the Federal Reserve and the satisfaction of any applicable conditions set forth in the capital regulations and guidelines of the Federal Reserve. If we redeem the Preferred Stock and the depositary redeems the depositary shares in respect thereof, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of Preferred Stock— Redemption—Redemption Following a Regulatory Capital Treatment Event” beginning on page S-19 for more information on redemption of the Preferred Stock.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Preferred Stock or the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after September 1, 2026. The Preferred Stock may also be redeemed by us at our option at any time in whole, but not in part, upon the occurrence of a “regulatory capital treatment event” as described herein. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve and the satisfaction of any applicable conditions set forth in the capital regulations and guidelines of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends.

We are a separate and distinct legal entity from our subsidiaries. We anticipate that dividends to us from our direct and indirect subsidiaries, including our bank subsidiaries, will represent a major source of funds for us to pay dividends on our Preferred Stock, make payments on corporate debt securities and meet other obligations. There are various federal law limitations on the extent to which our bank subsidiaries can finance or otherwise supply funds to us through dividends and loans. These limitations include minimum regulatory capital requirements, federal banking law requirements concerning the payment of dividends out of net profits or surplus, Sections 23A and 23B of the Federal Reserve Act and Regulation W governing transactions between an insured depository institution and its affiliates, as well as general federal regulatory oversight to prevent unsafe or unsound practices. If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, our liquidity may be affected and we may not be able to make dividend payments to our holders of the Preferred Stock, to make payments on outstanding corporate debt securities or meet other obligations, each and any of which could have a material adverse impact on our results of operations, financial position or perception of financial health.

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have voting rights only with respect to authorizing or increasing the amount of any equity security ranking senior to the Preferred Stock, certain changes in terms of the Preferred Stock, certain dividend non-payments and as otherwise required by applicable law. See “Description of Preferred Stock—Voting Rights” beginning on page S-21 of this prospectus supplement. Holders of depositary shares must act through the depository to exercise any voting rights of the Preferred Stock.

Offerings of debt, which are senior to our Preferred Stock upon liquidation, may adversely affect the market price of our depositary shares.

We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Preferred Stock and depositary shares.

We cannot assure you that a liquid trading market for the depositary shares will develop, and you may find it difficult to sell your depositary shares.

Application will be made to list the depositary shares on the NYSE under the symbol “COFPRL.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit-rating agencies, including the ratings given to the Preferred Stock or depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

Holders of depositary shares may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders, as defined below, of depositary shares out of distributions on the Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify as dividends for U.S. federal income tax purposes. See the “Material United States Federal Income Tax Consequences” section beginning on page S-29 of this prospectus supplement. If any distributions on the Preferred Stock with respect to any fiscal year fail to qualify as dividends for U.S. federal income tax purposes, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If that were to occur, the market value of the depositary shares may decline.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our Board of Directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Preferred Stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. Though the approval of holders of depositary shares representing interests in the Preferred Stock will be needed to issue any equity security ranking above the Preferred Stock, if we issue preferred stock in the future that has preference over our Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of our depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of this offering or other offerings, as well as other sales of a large block of depositary shares, Preferred Stock or similar securities in the market thereafter or the perception that such sales could occur.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and commission and offering expenses payable by us, will be approximately $                ($                if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, which may include outstanding shares of our preferred stock, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

The following is a description of the particular terms of the Preferred Stock offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of preferred stock set forth in the accompanying prospectus under “Description of Preferred Stock.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by the Certificate of Designations relating to the Preferred Stock (the “Certificate of Designations”), and where this description is inconsistent with the description of the Preferred Stock contained in the accompanying prospectus or the description of the Preferred Stock in the Certificate of Designations, the Certificate of Designations will control.

General

The Preferred Stock is a single series of our authorized preferred stock. We are offering depositary shares (                depositary shares if the underwriters exercise their over-allotment option in full), representing                 shares of the Preferred Stock (                shares of the Preferred Stock if the underwriters exercise their over-allotment option in full) in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in the section entitled “Description of Depositary Shares” beginning on page S-24 in this prospectus supplement.

Shares of the Preferred Stock will rank senior to our common stock and at least equally with each other series of preferred stock we have or may issue if provided for in the certificate of designations relating to such preferred stock or otherwise (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. See “—Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Capital One. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of Capital One to redeem or repurchase the Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Preferred Stock offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of holders of the Preferred Stock or the depositary shares, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock.

Dividends

General

Dividends on the Preferred Stock will not be cumulative. If our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Preferred Stock for any future dividend period. A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock.

Holders of Preferred Stock will be entitled to receive, when, as, and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Preferred Stock at a rate equal to                 % per annum for each quarterly dividend period from the original issue date of the depositary shares through the redemption date of the Preferred Stock, if any. In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

If declared by our Board of Directors or a duly authorized committee of our Board of Directors, we will pay dividends on the Preferred Stock quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2021 (each such date, a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York, are closed.

Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our Board of Directors or a duly authorized committee of our Board of Directors. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” on page S-19, unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

Additional Information

Capital One’s ability to pay dividends on the Preferred Stock depends on the ability of COBNA and CONA to pay dividends to Capital One. The ability of Capital One, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the OCC and the Federal Reserve.

So long as any share of Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment.

We will not declare or pay or set apart funds for the payment of dividends on any parity stock, unless we have paid or set apart funds for the payment of dividends on the Preferred Stock. When dividends are not paid in full upon the shares of Preferred Stock and parity stock, if any, all dividends declared upon shares of Preferred Stock and parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of Capital One hereafter authorized over which Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Capital One.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Capital One that ranks on a parity with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Capital One. As of the date of this prospectus supplement, there are six series of parity stock outstanding. See “—Other Preferred Stock” below.

As used in this prospectus supplement, “senior stock” means any other class or series of stock of Capital One ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Capital One.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Redemption

Optional Redemption

The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after September 1, 2026, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by Capital One that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that Capital One will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital regulations and guidelines of the Federal Reserve applicable to the redemption of the Preferred Stock.

Redemption Procedures

If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be sent to the holders of record of the Preferred Stock to be redeemed, sent not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price.

On and after the redemption date, dividends will cease to accrue on shares of Preferred Stock, and such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under “—Voting Rights” below, except the right to receive the redemption price plus any declared and unpaid dividends. See “Description of Depositary Shares” beginning on page S-24 of this prospectus supplement for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof, our Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors— Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” on page S-9 in this prospectus supplement. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock. Under the current Federal Reserve regulations, prior to exercising the option to redeem the Preferred Stock, or immediately thereafter, we will be required to either replace the Preferred Stock with an equal amount of instruments that meet the Federal Reserve’s criteria for common equity Tier 1 treatment or additional Tier 1 treatment or demonstrate to the satisfaction of the Federal Reserve that following redemption, Capital One would continue to hold capital commensurate with its risk.

Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Capital One are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock, if any, as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and parity stock, if any, the holders of our junior stock shall be entitled to receive all remaining assets of Capital One according to their respective rights and preferences.

In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.

For purposes of this section, the merger or consolidation of Capital One with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Capital One for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of Capital One.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries, including COBNA and CONA upon that subsidiary’s liquidation or recapitalization, may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below, the holders of the Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment

If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board of Directors shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Preferred Stock entitled thereto shall have been paid in full, the holders of shares of Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any, to elect such two additional members of our Board of Directors to hold office for a term of one year; provided that our board of directors shall at no time include more than two additional directors elected by holders of shares of Preferred Stock and any other equally ranked series of preferred stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Preferred Stock terminate for any reason, including under circumstances described above under “—Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any additional directors elected by the holders of Preferred Stock and any other equally ranked series of preferred stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of preferred stock have similarly terminated.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company or systemically significant nonbank financial company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company or systemically significant nonbank financial company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.

Other Voting Rights

So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock, voting separately as a class, shall be required to:

•

authorize or increase the authorized amount of, or issue shares of, any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend the provisions of our Restated Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of Capital One will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; or

•

consummate a binding share-exchange or reclassification involving the Preferred Stock, or a merger or our consolidation with or into another entity unless (i) the shares of the Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity, and (ii) the shares of the remaining Preferred Stock or new preferred securities have terms that are not materially less favorable than the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Restated Certificate of Incorporation.

Other Preferred Stock

Our Restated Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. Our Board of Directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of the date of this prospectus supplement, we have 1,000,000 shares of Series E preferred stock issued and outstanding, 600,000 shares of Series G preferred stock issued and outstanding, 500,000 shares of Series H preferred stock issued and outstanding, 1,500,000 shares of Series I preferred stock issued and outstanding, 1,250,000 shares of Series J preferred stock issued and outstanding and 125,000 shares of Series K preferred stock issued and outstanding. All shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed Rate Non-Cumulative Perpetual

Preferred Stock, Series D and Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F which were previously authorized and issued, have been redeemed and are no longer outstanding.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A will be the depositary, and, collectively with Computershare Inc., will be the transfer agent and registrar for the Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to the Preferred Stock.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/40th interest in a share of the Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depositary, Computershare Inc. and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement” beginning on page S-26 of this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information” beginning on page S-44 of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If Capital One makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will send notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will send the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A will be the depositary and, collectively with Computershare Inc., will be the transfer agent and registrar for the depositary shares. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement ” on page S-26 in this prospectus supplement. The Preferred Stock will be issued in registered form to the depositary.

Listing of Depositary Shares

Application will be made to list the depositary shares on the NYSE under the symbol “COFPRL.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period following the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the applicable deposit agreement. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose under the Deposit Agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the Deposit Agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the depositary shares, as of the date hereof. This summary deals only with depositary shares purchased in this offering for cash equal to the issue price of such shares and held as a capital asset. Additionally, this summary does not deal with special situations. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

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tax consequences to persons holding depositary shares as part of a hedging, integrated or conversion transaction or a straddle, persons deemed to sell depositary shares under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	tax consequences to U.S. holders of depositary shares whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities that are treated partnerships for tax purposes, S corporations or other pass-through entities and investors in such entities;

•	tax consequences to controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

•	alternative minimum tax consequences, if any.

Finally, this summary does not address U.S. federal tax consequences other than income taxes (such as estate and gift tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to change, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of the depositary shares that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of the depositary shares.

If you are considering the purchase of depositary shares, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction and any non-income tax laws (such as estate or gift tax).

Treatment of Depositary Shares

Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Preferred Stock. This discussion assumes that only cash distributions will be made on the Preferred Stock. You should consult your own tax advisors regarding the tax consequences of non-cash distributions made on the Preferred Stock.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of depositary shares. “U.S. holder” means a beneficial owner of depositary shares for U.S. federal income tax purposes that is:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions

A distribution in respect of Preferred Stock generally will be treated as a dividend to the extent it is paid from current or accumulated earnings and profits. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s tax basis in the depositary shares to the extent of the U.S. holder’s tax basis in such depositary shares. Any remaining excess will be treated as capital gain. Subject to certain holding period requirements and exceptions, dividends received by individual holders generally will qualify for taxation at special rates as “qualified dividends.” Dividends received by a corporate U.S. holder, except as described immediately below, generally will be eligible for the 50% dividends-received deduction.

A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective corporate investors should consider the effect of:

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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

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Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Preferred Stock becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.

A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend with respect to the Preferred Stock that:

•	equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares

A U.S. holder will generally recognize capital gain or loss on a sale, exchange or other taxable disposition of the depositary shares. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s tax basis in the depositary shares. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the depositary shares. Gain or loss recognized by a U.S. holder on a sale or exchange of the depositary shares will be long-term capital gain or loss if the holder held the depositary shares for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

If we redeem the Preferred Stock underlying the depositary shares (in which case the depositary shares would be redeemed as described above in “Description of Depositary Shares—Redemption of Depositary Shares”), it generally would be a taxable event. A U.S. holder would be treated as if it had sold its depositary shares if the redemption:

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. holder.

In determining whether any of these tests has been met, shares of stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Preferred Stock represented by depositary shares held by the U.S. holder, must be taken into account.

If we redeem the Preferred Stock in a redemption that meets one of the tests described above, the U.S. holders generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) paid in redemption less the U.S. holder’s tax basis in the depositary shares represented by the redeemed Preferred Stock. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.

If the redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property paid as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the depositary shares and thereafter would be treated as capital gain. If the redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining depositary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the depositary shares.

Backup Withholding and Information Reporting

When required, we or our paying agent will report to the holders of the depositary shares and to the IRS amounts paid on or with respect to the depositary shares during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on the depositary shares and proceeds from the sale of the depositary shares at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of depositary shares. The term “non-U.S. holder” means a beneficial owner of shares of depositary shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

Distributions

Any dividends paid in respect of Preferred Stock represented by depositary shares (including any redemption that is taxed as a dividend under the rules described above under “—Consequences to U.S. Holders— Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares”) held by a non-U.S. holder will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder of depositary shares who wishes to claim the benefit of a treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in the depositary shares, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its depositary shares will be treated as gain from the sale of depositary shares as described under “—Sale, Exchange, Redemption or Other Taxable Dispositions of the Depositary Shares” below.

Sale, Exchange, Redemption or Other Taxable Disposition of the Depositary Shares

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “—Consequences to U.S. Holders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions of the Depositary Shares”) or other taxable disposition of depositary shares will not be subject to U.S. federal income tax with respect to such gain unless:

•

that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

the depositary shares constitute U.S. real property interests by reason of our status as a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. holder must properly submit the appropriate IRS Form W-8 (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses.

With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the depositary shares will be treated as a U.S. real property interest only if the non-U.S. holder actually or constructively holds more than 5% of the depositary shares at any time during the holding period described above, or if the depositary shares cease to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to non-U.S. holders the amount of dividends treated as paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make in respect of Preferred Stock attributable to depositary shares held by the holder if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder or otherwise establishes an exemption. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition of depositary shares within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

Foreign Account Tax Compliance Act (“FATCA”)

Under FATCA, a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, recently proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a non-financial foreign entity that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the depositary shares by (i) employee benefit plans to which Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies, (ii) plans, individual retirement accounts and other arrangements to which Section 4975 of the Code applies, (iii) plans or arrangements to which the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) apply and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts and arrangements (each of the foregoing in clauses (i) through (iv) is referred to hereunder as a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“ERISA Plans”) from engaging in certain transactions involving assets of ERISA Plans with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for the party in interest or disqualified person who engaged in the prohibited transaction, as well as the fiduciary of the ERISA plan that engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the depositary shares were acquired by an ERISA Plan with respect to which we or any of the underwriters are considered a party in interest or a disqualified person with respect to the ERISA Plan. Because of our business, we, directly or through our affiliates, may be considered a party in interest or disqualified person with respect to many ERISA Plans. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan, a sale or exchange of property prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the United States Department of Labor, as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the depositary shares. Those class and statutory exemptions include:

•	PTCE 96-23—for certain transactions determined by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company separate accounts;

•	PTCE 84-14—for certain transactions determined by independent qualified professional asset managers; and

•	Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code—statutory exemption for certain transactions with service providers.

There can be no assurance, however, that any of these exemptions or any other exemptions will be available with respect to any particular transaction involving the depositary shares.

Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel regarding the application of any Similar Law to an investment in the depositary shares before purchasing the depositary shares.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented in its fiduciary and its corporate capacity by its purchase and holding of the depositary shares that either:

•	it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or in a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the depositary shares on behalf of or with the assets of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the depositary shares, that (a) none of us, the depositary, any of the underwriters or any of our or their respective affiliates (collectively, the “Sellers”) is a “fiduciary” (under ERISA, the Code or any Similar Laws, or under any final or proposed regulations thereunder) with respect to the acquisition, holding or disposition of the depositary shares, or as a result of any exercise by any Seller of any rights in connection with the depositary shares and (b) no Seller has provided any advice, or will provide any advice, with respect to the acquisition, holding or disposition of the depositary shares.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of depositary shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the depositary shares, whether any exemption would be necessary and, if so, whether all conditions of such exemption would be satisfied with respect to the acquisition, holding and/or disposition of the depositary shares by the Plan.

Nothing herein shall be construed as, and the sale of the depositary shares to a Plan is in no respect, a representation by any Seller that an investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers generally.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated                     , 2021, we have agreed to sell to the underwriters named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives, and the underwriters have severally agreed to purchase the respective number of depositary shares set forth opposite their names below:

Underwriters	Number of Depositary Shares
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                additional depositary shares at the public offering price listed on the cover of this prospectus supplement, less underwriting discount and commissions. The underwriters may exercise this option solely to cover any over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all underwriters in the preceding table.

The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $                 per depositary share sold to institutional investors and $                 per depositary share sold to retail investors. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of $                 per depositary share, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of depositary shares made outside of the United States may be made by affiliates of the underwriters.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discount and commission to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional depositary shares.

	No exercise(1)	Full exercise(2)
Per depositary share	$
Total	$

(1)

Reflects depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $                 per depositary share, and                 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $                 per depositary share.

(2)

Reflects full exercise of the underwriters’ option to purchase                  additional depositary shares, consisting of                  over-allotment depositary shares sold to institutional investors, for which the underwriters would receive an underwriting discount of $                 per depositary share, and                 overallotment depositary shares sold to retail investors, for which the underwriters would receive an underwriting discount of $                 per depositary share.

We estimate that our total expenses for this offering, excluding underwriting discount and commission, will be approximately $                .

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Application will be made to list the depositary shares on the NYSE under the symbol “COFPRL.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

We have agreed that, for the period ending 30 days after the date of this prospectus supplement, and subject to certain exceptions, we will not, without the prior written consent of the representatives of the underwriters, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Preferred Stock or depositary shares, any other of our preferred stock (or depositary shares in respect thereof), or any securities convertible into or exercisable or exchangeable for Preferred Stock, depositary shares or any other of our preferred stock (or depositary shares in respect thereof) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Preferred Stock or depositary shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or depositary shares or such other securities, in cash or otherwise.

In connection with this offering, the underwriters may engage in short sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve syndicate sales of depositary shares in excess of the number of depositary shares to be purchased by the underwriters in the offering, which create a syndicate short position. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of depositary shares in the open market while the offering is in progress. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount and commission received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or delaying a decline on the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriters engage in any of these transactions, they may discontinue any of them at any time without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they may receive customary fees and expenses. In addition, certain employees of the underwriters may act as a director of or provide advisory or consulting services to Capital One.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of Capital One. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the depositary shares will be made upon the instructions of the joint book-running managers against payment on or about the date specified on the cover of this prospectus supplement, which is the                  business day following the date of pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required by virtue of the fact that the depositary shares initially will settle in                  business days to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection

73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area—Prohibition of Sales to Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this paragraph, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (B) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Hong Kong

The depositary shares may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the depositary shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the depositary shares. The depositary shares are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the depositary shares in this offer may not transfer or resell those depositary shares except to other QIIs. Accordingly, the depositary shares are not being offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan ) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan except for the private placement above pursuant to an exemption from the registration requirements of the FIEL and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Korea

The depositary shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The depositary shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the depositary shares may not be resold to Korean residents unless the purchaser of the depositary shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the depositary shares.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The depositary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the depositary shares in Taiwan.

United Kingdom

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this paragraph, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus

Regulation”) and (B) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments and qualify as investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and/or (iii) who are persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

VALIDITY OF THE PREFERRED STOCK

The validity of the Preferred Stock will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Mayer Brown LLP, New York, New York, will pass upon certain matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-254191) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement.

In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may view such reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as specified below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February  25, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 24, 2021, incorporated by reference therein); and

•	our Current Reports on Form 8-K filed on February 8, 2021, February 9, 2021, February 17, 2021, March 2, 2021, March 12, 2021, March 18, 2021, and April 27, 2021 (Exhibit 99.2 only).

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1600 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455. We have not, and the underwriters have not, authorized any other person to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any) and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus supplement nor is it incorporated by reference. Documents available on our website include: (i) our Certificate of Incorporation; (ii) our Bylaws; (iii) our Code of Conduct; (iv) our Corporate Governance Guidelines; and (v) charters for the Audit, Risk, Compensation and Governance and Nominating Committees of our Board of Directors.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Financial Corporation from time to time may issue and offer to sell, and selling securityholders may offer to resell, the senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units described in this prospectus, which we refer to collectively as our securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and the prospectus supplement and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 6 of this prospectus.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2021.

i

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or the “Corporation,” each refer to Capital One Financial Corporation.

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration process, we or any selling security holders to be named in a prospectus supplement may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus provides you with a general description of the securities that we or any selling security holders to be named in a prospectus supplement may offer. You should read both this prospectus and any prospectus supplement together with any related free writing prospectuses and the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we incorporate by reference is accurate only as of the date of such document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that discuss, among other things, strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, capital measures, capital allocation plans, accruals for claims in litigation and for other claims against us; earnings per share, efficiency ratio, operating efficiency ratio, or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•

the impact of the COVID-19 pandemic and related public health measures on our business, financial condition and results of operations, including the increased estimation and forecast uncertainty as a result of the pandemic on our estimates of lifetime expected credit losses in our loan portfolios required in computing our allowance for credit losses;

•

general economic and business conditions in our local markets, including conditions affecting employment levels, interest rates, tariffs, collateral values, consumer income, creditworthiness and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity;

•

an increase or decrease in credit losses, or increased delinquencies, including increases due to a worsening of general economic conditions in the credit environment, and the impact of inaccurate estimates or inadequate reserves;

•	compliance with new and existing laws, regulations and regulatory expectations including the implementation of a regulatory reform agenda;

•	our ability to manage adequate capital or liquidity levels, which could have a negative impact on our financial results and our ability to return capital to our stockholders;

•	the extensive use, reliability, disruption, and accuracy of the models and data we rely on;

•

increased costs, reductions in revenue, reputational damage, legal liability and business disruptions that can result from data protection or privacy incidents or the theft, loss or misuse of information, including as a result of a cyber-attack;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	the amount and rate of deposit growth and changes in deposit costs;

•	our ability to execute on our strategic and operational plans;

•	our response to competitive pressures;

•

our business, financial condition and results of operations may be adversely affected by merchants’ increasing focus on the fees charged by credit card networks and by legislation and regulation impacting such fees;

•	our success in integrating acquired businesses and loan portfolios, and our ability to realize anticipated benefits from announced transactions and strategic partnerships;

•	our ability to maintain a compliance, operational, technology and organizational infrastructure suitable for the nature of our business;

•	the success of our marketing efforts in attracting and retaining customers;

•	our risk management strategies;

•	changes in the reputation of, or expectations regarding, the financial services industry or us with respect to practices, products or financial condition;

•

increases or decreases in interest rates and uncertainty with respect to the interest rate environment, including the possibility of a prolonged low-interest rate environment or of negative interest rates;

•	uncertainty regarding, and transition away from, the London Interbank Offering Rate;

•	our ability to attract, retain and motivate skilled employees;

•	our assumptions or estimates in our financial statements;

•	limitations on our ability to receive dividends from our subsidiaries;

•	the soundness of other financial institutions and other third parties; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

We expect that the effects of the COVID-19 pandemic will heighten the risks associated with many of these factors.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference. For additional information that you should consider carefully in evaluating these forward-looking statements, see the section entitled “Risk Factors” on page 6 of this prospectus as well as the factors set forth under the “Risk Factors” section in any accompanying prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated by other reports filed by us with the SEC.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement is available to anyone without charge at the SEC’s website at www.sec.gov.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 25, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2021 annual meeting of stockholders, incorporated by reference therein);

•	our Current Reports on Form 8-K filed on February 8, 2021, February 9, 2021, February 17, 2021 and March 2, 2021; and

•	the description of our common stock on Amendment No. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1600 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed information that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include: (i) our Code of Conduct; (ii) our Corporate Governance Guidelines; and (iii) charters for the Audit, Risk, Compensation, and Governance and Nominating Committees of our Board of Directors.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should consider carefully the risks and other information in this prospectus and any accompanying prospectus supplement and carefully read the risks described in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, including the discussion under the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC. If any of these risks were to materialize, it could adversely affect our business, results of operations, liquidity and financial condition and could cause the value of our securities to decline. If applicable, we will include in any prospectus supplement a description of significant additional risks specific to investing in the offering described therein.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee, dated as of November 1, 1996, and the subordinated debt securities will be issued under an indenture dated as of August 29, 2006 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, subject in each case to such amendments or supplemental indentures as may be adopted from time to time. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of December 31, 2020, we had $27.4 billion in senior and subordinated notes outstanding that mature in varying amounts from 2021 to 2029, of which $22.7 billion in aggregate outstanding amount was senior debt securities and $4.7 billion in aggregate outstanding amount was subordinated debt securities. $2.7 billion and $2.6 billion in senior and subordinated debt securities were issued by our consolidated subsidiaries, Capital One Bank (USA), National Association (“COBNA”) and Capital One, National Association (“CONA”), respectively.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control;” or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including COBNA and CONA, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. COBNA and CONA are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which COBNA and CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•

if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities will be listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007);

•

The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•

neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•

we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005).

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•

the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•

we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amount payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•

in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•

in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation, dated May 1, 2020 (our “Restated Certificate of Incorporation”), authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our authorized capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of December 31, 2020, 4,975,000 shares of preferred stock were issued and outstanding.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Dividends must be declared by the Board out of legally available funds. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of COBNA and CONA to pay dividends to the Corporation. The ability of the Corporation, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board and the Office of the Comptroller of the Currency.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including COBNA and CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2020, 458,972,202 shares of common stock were issued and outstanding. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Amended and Restated Bylaws, dated May 1, 2020 (our “Amended and Restated Bylaws”), for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation or the Amended and Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of a majority of the votes cast in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

The foregoing rights may be subject to voting and other rights that we may grant from time to time to the holders of other classes of our securities.

For a more detailed description of the terms of these and similar rights granted to the holders of other classes of our securities, please refer to the applicable prospectus supplement for any offering of our common stock pursuant to this registration statement, to our Restated Certificate of Incorporation, and to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information.”

Distribution

To the extent outstanding preferred stock provides for a dividend preference, any dividends payable on our common stock are subject to such preference. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of the Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Board of Directors. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, other than directors elected by any series of preferred stock, directors will be elected annually to one-year terms in office.

Number of Directors; Removal; Filling Vacancies. Our Amended and Restated Bylaws provide that our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office, unless the Board determines otherwise. Therefore, unless the Amended and Restated Bylaws are further amended (or the Board determines otherwise), the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law and our Restated Certificate of Incorporation, directors may be removed for or without cause. Our Restated Certificate of Incorporation also provides that directors may only be removed, whether for or without cause, upon the affirmative vote of holders of at least a majority of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders or by written consent in accordance with the applicable provisions set forth in our Restated Certificate of Incorporation and Amended and Restated Bylaws. Under circumstances described in our Restated Certificate of Incorporation and Amended and Restated Bylaws, special meetings of stockholders can be called by the Chair of the Board or by the Board pursuant to a resolution adopted by a majority of the authorized number of directors. Under our Restated Certificate of Incorporation, stockholders have the right to request that the Corporation call a special meeting of stockholders or to request that stockholder action be taken by written consent in lieu of a meeting, provided in each case that the requesting stockholders own 25% or more of the then-outstanding shares of stock entitled to vote on the matters proposed to be brought before the special meeting or the actions proposed to be taken by written consent, as applicable, and satisfy certain requirements set forth in our Restated Certificate of Incorporation and Amended and Restated Bylaws. These requirements include a “net long” definition of stock ownership for purposes of determining whether stockholders requesting a special meeting or action by written consent satisfy the 25% ownership threshold, so that only stockholders with full and continuing economic interest and voting rights in our stock can request a special meeting or action by written consent. In addition, our Amended and Restated Bylaws set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings or actions by written consent. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting, including any business stated in a valid special meeting request (in the case of a stockholder-requested special meeting).

The ability to take stockholder action by written consent or to request special meetings may be precluded if stockholders fail to satisfy the requirements in our Restated Certificate of Incorporation and Amended and Restated Bylaws. You should refer to these documents for more information about the requirements.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chair of the Board, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must contain certain information described in the Amended and Restated Bylaws and be submitted in compliance with the time frames specified in the Amended and Restated Bylaws.

You should refer to our Amended and Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Amended and Restated Bylaws include:

•

the Board will have a longer period to consider the qualifications of the proposed nominees or the substance of other business proposed to be brought before an annual meeting and, if deemed necessary or desirable, to inform stockholders about the Board’s views on these matters;

•

there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any nominations or other business proposed to be conducted at the meetings, including any Board recommendations; and

•

contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Under our Restated Certificate of Incorporation, certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, including 75% of such stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This 75% affirmative vote is not required in two situations (and a business combination shall require only the vote required by law or any other applicable provision of our Restated Certificate of Incorporation). First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then-outstanding shares of stock entitled to vote generally in the election of directors;

•

is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding shares of stock entitled to vote generally in the election of directors; or

•

owns any shares of the then-outstanding shares of stock entitled to vote generally in the election of directors which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify and advance expenses to our officers and directors in connection with legal proceedings to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation or the Amended and Restated Bylaws.

Amendments. The Restated Certificate of Incorporation may be amended with a majority vote of the stockholders, except for the business combination provisions discussed above. The Restated Certificate of Incorporation provides that amendments to the Restated Certificate of Incorporation and the Amended and Restated Bylaws can be approved by a majority vote of the then-outstanding shares of stock entitled to vote generally in the election of directors. The Restated Certificate of Incorporation includes a supermajority voting provision that applies to the amendment or repeal of, or the adoption of any provision inconsistent with, the provisions of the Restated Certificate of Incorporation related to business combinations, which can only be amended with an affirmative vote of the holders of at least 80% of the then-outstanding shares of stock entitled to vote generally in the election of directors, including the affirmative vote of the holders of 80% of the then-outstanding shares of such stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. The Amended and Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors is required. These vote requirements may have the effect of preventing a stockholder with less than a majority of the common stock from circumventing the requirements of the Amended and Restated Bylaws or a stockholder with only a majority of the common stock from circumventing certain provisions of the Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Amended and Restated Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made only with our express permission, and, in our sole discretion, we may grant a discount for such optional cash investments (from 0% to 5%). We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, purchase contracts, warrants or units issued by us that may be offered pursuant to this prospectus.

RESALE BY SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with offering our securities for resale. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities offered for resale. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling securityholders.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities, common stock, preferred stock, depositary shares or other securities described herein, which we refer to collectively as the securities, will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of the securities and will be considered the sole owner of the securities for purposes of any indenture, warrant agreement, unit agreement, deposit agreement, purchase contract, or similar agreement governing the terms of such securities, as applicable, which we refer to as a governing agreement.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com/ and http://www.dtc.org/.

DTC has also advised us that, upon the issuance of a global security evidencing any securities, it will credit, on its book-entry registration and transfer system, the respective principal or face amounts of the securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such global security for all purposes under the governing agreement applicable to that global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the governing agreement applicable to that global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of securities under the governing agreement applicable to that global security. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give any consent or take any action under the governing agreement applicable to that global security, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement, any payments due with respect to any securities (including payments of principal and interest with respect to debt securities and dividends with respect to equity securities) that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the securities. Neither we, nor any trustee, registrar, paying agent or other agent in respect of the securities, nor any other agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment in respect of a global security, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal or face amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in a global security held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any trustee, registrar, paying agent or other agent in respect of the securities, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account DTC has credited the interests in the applicable global security and only in respect of such portion of the aggregate principal or face amount of the securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related securities in certificated form and will not be considered the holders of the related securities for any purpose under the governing agreement applicable to that global security, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable governing agreement. However, if there is an event of default under any applicable governing agreement, DTC reserves the right to exchange the relevant global securities for securities in certificated form, and to distribute such securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Davis Polk & Wardwell LLP will pass upon certain legal matters in connection with the securities. Davis Polk & Wardwell LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Mayer Brown LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Capital One Financial Corporation

Depositary Shares Each Representing a 1/40th

Interest in a Share of Fixed Rate Non-Cumulative

Perpetual Preferred Stock, Series L

Prospectus Supplement

            , 2021

Joint Book-Running Managers

BofA Securities

J.P. Morgan

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

Wells Fargo Securities